EXHIBIT 99.1

NEWS
RELEASE

2003-10

FOR IMMEDIATE RELEASE
Contact: Gerald Faudel
(303) 714-0162

STATEMENT BY FRONTIER OIL CORPORATION

DENVER, COLORADO June 10, 2003 – Frontier Oil Corporation (NYSE: FTO) announced that a lawsuit has been filed in California state court naming a number of oil companies, including Wainoco Oil & Gas Company (“Wainoco”) and Frontier Oil Corporation, as defendants.

Wainoco owned and operated certain wells in the Beverly Hills West oilfield from 1985 to 1995. We are aware of the public statements that have been made and believe there is no basis for the claims made in this lawsuit.

“The Beverly Hills site was a modern facility that Wainoco operated with a high level of safety and responsibility,” said Jim Gibbs, Chairman, President and CEO of Frontier Oil. “We will vigorously defend ourselves and our subsidiary, our operations and our long-standing record of responsible and safe operations.”

Frontier operates a 110,000 barrel-per-day refinery located in El Dorado, Kansas, and a 46,000 barrel-per-day refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states.

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